EXHIBIT 99.1


                   SYNERGY BRANDS REPORTS NINE MONTHS RESULTS

REVENUES INCREASE BY 32% TO $28.1 MILLION; THIRD QUARTER SALES REACHED A RECORD $10.3 MILLION.

GROSS PROFIT FOR THE NINE MONTHS INCREASED BY 82% TO $2 MILLION.

Net loss narrows by 68% for the nine-month period.

November 14, 2003: Synergy Brands Inc (Synergy), Melville, New York, NASDAQ Small-Cap, (SYBR)

Results for nine months ended September 30, 2003

     Sales increased by 32% to $28.1 million for the nine months ended September 30, 2003. The grocery and health & Beauty Aid (HBA) businesses (www.DealByNet.com supra BtoB) increased by 28% as compared to the prior period. The rise is also attributable to a 53% increase in sales of salon hair care products as well as a 66% increase in Internet related sales, especially in the Company's premium Cigar operation resulting from the purchase of Cigars Around the World. Although sales increased by 32%, the Company's gross profit increased by 82% to a record $2.0 million for the nine months ended September 30, 2003. The Company increased its margin due to two factors, (i) Sales of salon products and Internet related goods categories materially increased which sales traditionally result in higher gross margin to the Company and (ii) Promotional funding from the Company's suppliers materially increased for the nine months period as compared to the prior period in the Company's grocery BtoB operation. The Company's grocery operation provided 63% of the overall margin contribution for the nine months ended September 30, 2003 as compared to a 56% contribution in the prior year. The Company used this additional margin to expand its Direct Store operation by expanding its warehousing, transportation and logistical support centers. The BtoB operation was able to expand its overall gross profit by over 105%, while increasing revenues by 28% through optimizing its procurement cycles and maximizing its promotional programs. Management has worked closely with its primary vendors to migrate its purchases to customized displays of nationally branded products that can be bulk shipped to optimize retail floor displays. This enables the company to increase revenues and procure goods at lower average costs then regular stock units.

     Below is the Gross profit analysis for the Nine months ended September 30, 2003 as compared to September 30, 2002.

    Gross Profit Analysis table



                          Gross      Gross       Gross     Gross Profit   Gross     Gross Profit
                          Profit%    Profit%     Profit%   Contribution   Profit %  Contribution
                          9/30/03    9/30/03     9/30/03                  9/30/02

        PHS Group          5.5%        3.4%    $1,286,397      63.0%      $627,357     55.9%
        BtoB)

        Proset            10.5%       13.7%      $315,687      15.5%      $269,294     24.0%
        Salon Products

        B2C sites         27.6%       23.5%      $441,653      21.5%      $225,934     20.1%

        Total Gross        7.3%        5.3%    $2,043,737               $1,122,585
        Profit


     Earnings before interest, taxes, depreciation & amortization (EBITDA) improved by 93% to a loss of $113,665 [$0.07 per share] for the nine months ended September 30, 2003 as compared to a loss of $1.6 million [$1.24 per share]. (see end table below). The improvement in EBITDA is due to several factors including; increased gross profit, a reduction in operating expenses, and an increase in the equity in earning's from Interline travel and tours a 20% investee. The net loss of the Company was reduced by 68% to a net loss of $816,292 or $(0.55) per share for the nine months ended September 30, 2003 as compared to a net loss of $2,523,546 or $(1.95) per share for prior period. The improvement in profitability is predominately related to a reduction of operating expenses, increased revenue and an increase in gross profit.

     The company also owns a 20% stake in Interline travel and tours (ITT), a travel company specializing in hotel and cruise sales solely to airline related employees. Information on ITT can be found at www.perx.com. The Company recorded earnings under the equity method in ITT of $92,368 for the nine months ended September 30, 2003 as compared to $61,965 for the nine months ended September 30, 2002. For the full fiscal year period of ITT, which ended June 30, 2003, ITT generated almost $900,000 in pre-tax income. The Company's share under the equity method would have amounted to $180,000 for the full fiscal year. The Company has this investment recorded on its Balance sheet at a value of $164,549. Management believes, with no assurances, that its book value based upon cost is significantly lower then the potential market value of this investment. Subsequent to this investment, certain shareholders of ITT provided PHS Group, the company's B2B operation, with $850,000 in 12% notes that are secured by the Company's investment in the stock of ITT. In a joint effort with ITT, Synergy Brands is exploring all possible options with investment bankers to optimize the valuation of ITT.

                               Nine Months Ended September 30, 2003 and 2002

                            Salon     Grocery and
                          Products     HBA (BtoB)         B2C          Sum

Revenue           2003  $3,010,607    $ 23,502,757    $ 1,599,533   $ 28,112,897
                  2002  $1,969,383    $ 18,364,964    $   960,893   $ 21,295,240

Net Income        2003  $(323,360)     $ (135,013)    $  (357,919)  $  (816,292)
(Loss)            2002  $(620,300)     $ (339,360)    $(1,563,886)  $(2,523,546)

Interest &        2003    $146,974       $ 323,043         $28,137      $498,154
Finance Expenses  2002    $ 29,908       $  51,164         $49,048      $130,120

Depreciation &    2003    $159,732       $ 204,579        $130,273      $494,584
amortization      2002    $394,551       $ 204,420        $154,499      $753,470

     Results for three months ended September 30, 2003

     Sales increased by 85% to a record $10.3 million for the three months ended September 30, 2003 from the same period in the prior year. Sequentially sales increased by 18% from the second quarter ended June 30, 2003. The grocery business (BtoB) increased by 87% for the three months ended September 30, 2003 as compared to the three months ended September 30, 2002. The rise is also attributable to a 51% increase in sales of salon hair care products as well as a 120% increase in Internet related sales, especially in the Company's premium Cigar operation resulting from the purchase of Cigars Around the World. Although sales increased by 85%, the Company's gross profit increased by 31% to $619,625 for the three months ended September 30, 2003 from the prior year. The Company increased its margin due to two factors, (i) Sales of salon products and Internet related goods categories materially increased which sales traditionally result in a higher gross margin to the Company and (ii) Promotional funding from the Company's suppliers materially increased for the three months period as compared to the prior period in the Company's grocery Business to Business
(BtoB) operations.

     In 2003, PHS powered by DealBynet (DBN) (The Company's BtoB operation) created a full service direct store delivery (DSD) operation.

         * In the second quarter of 2003, major suppliers advised PHS that in order to qualify for significant promotional rebates retail performance was required. Management evaluated the programs required and decided that it can best serve its customers by continuing to reduce product costs through the optimization of manufacturers rebates that it can pass along to its customer base.

         In order to develop the initial plan PHS initiated the following operating plan;

         * Lease a fleet of trucks for direct store efficiency; and Hire, train and manage a staff of company drivers with CDL qualifications as well as Develop a customer routing system;

         * Operate a company warehouse for logistics and inventory management;

         * Expanded a retail sales staff;

         * Hire telemarketers to facilitate order taking and Catalog generation as well as provide technical training for customer web based ordering;

         * Open a total 1000 retail accounts;

         * Develop a competitive niche by selling high velocity, high demand products already being purchased for wholesale distribution at ultra competitive pricing for the purpose of increasing our market penetration;

         * Increase gross Margin for the BtoB operation to 10%.

         As of the end of the third quarter of 2003 the following goals were achieved;

         * DBN leased six trucks and consigned its warehouse for its TL deliveries.

         * A special purpose warehouse was engaged in Q3 of 2003. At current volume levels, management is seeking to open a dedicated company operated facility to further streamline its DSD operation.

         * Over 300 accounts were opened and a daily route was developed.

         * Material portions of PHS sales were handled through the company's DSD and warehousing operations.

         * The start-up costs for the DBN DSD operation were about $250,000 in Q3. These items have been expensed as selling general and administrative expenses in accordance with GAAP. PHS has been able to absorb all the incremental costs and still reduce its over-all SG&A expenses from the prior period even though higher margins and revenues.

     Management believes that its investment in the start-up costs for a newly developed routing system for retail accounts should allow its customers to benefit from its streamlined logistics model of selling highly desired national brand name products at reduced prices. By creating dedicated routes, PHS believes that customers will value consistency of deliveries on a predictable cycle under selective merchandising conditions that may allow for rebate optimization.

     EBITDA improved by 60% to a loss of $208,433 [$0.11 per share] for the third quarter ended September 30, 2003 as compared to a loss of $519,051 [$0.39 per share] for the same period in 2002. (see table below). The improvement in EBITDA is due to several factors including; increased gross profit, a reduction in operating expenses, increase in the net earnings from Interline travel and tours and an increase in revenues. The net loss of the Company was reduced by 25% to a net loss of $599,423 or $0.34 per share for the three months, ended September 30, 2003 as compared to a net loss of $799,236 or $0.60 per share for the three months ended September 30, 2002. The improvement in profitability is predominately related to a reduction of operating expenses and an increase in gross profit.

     Liquidity and Capital resources

     Working capital materially improved to $1,707,840 at September 30, 2003 as compared to $51,542 at December 31, 2002. Shareholders' Equity increased by $1.3 million to $3.4 million from December 31, 2002 predominately due to a $1.6 million placement of Series A Class B preferred stock. The company was able to increase its equity after absorbing almost one $1 million in depreciation and financing costs for the nine months ended September 30, 2003. The Company's liquidity improved through the placement of $1.6 million of Class B series A preferred stock and $850,000 in long-term notes as well as strong cash flow from operations. The Company utilized this placement to leverage and reduce borrowing of its $7 million revolving line of credit with its bank, so that it can maximize its ability to generate sales through inventory and receivable financing.

     The company completed the acquisition of Cigars around the World (CAW) on June 1, 2003. CAW is a leading supplier of premium hand made cigars to some of the most prestigious Hotels, Restaurants, Casinos and Golf Clubs in the United States. CAW provides its customers with a turnkey package that includes merchandising, special display units and retail product guidance to major cigar retailers. This acquisition is expected to be immediately accretive to operating income and is a strategic addition to the current Internet operations of the company. CAW distribution will be handled at the current cigar distribution facilities in Florida. The company's Cigar operations are conducted through Gran Reserve Corporation (GRC), which is wholly owned by Synergy Brands.


                                           Three months ended                           Nine months ended

                                            09/30/03     09/30/02    change           09/30/03     09/30/02        change
Statement of operations data
Revenues

PHS Group (dealbynet BtoB)                 $ 8,889,336   $4,761,945    86.67%        $ 23,502,757   $ 18,364,964   27.98%
Proset (Hair Care distribution)            $   753,731   $  498,420    51.22%        $  3,010,607   $  1,969,383   52.87%
GRC (BtoC)                                 $   634,960   $  288,923   119.77%        $  1,599,533   $    960,893   66.47%
                                           ------------  ----------                  -------------  -----------
Total                                      $10,278,027   $5,549,288    85.21%        $ 28,112,897   $ 21,295,240   32.01%
                                           ============  ==========                  =============  ===========
Gross Profit                               $   619,625   $  474,171    30.68%        $  2,043,737   $  1,122,585   82.06%
                                           ============  ==========                  =============  ===========
                                                 6.03%        8.54%   -29.39%               7.27%          5.27%   37.95%
EBITDA                                     $ (208,433)   $(519,051)    59.84%         $ (113,665)   $(1,605,669)   92.92%
                                           ============  ==========                  =============  ===========
Per common share (non GAAP measure)        $    (0.11)   $   (0.39)    71.05%         $    (0.07)   $     (1.24)   94.35%
                                           ============  ==========                  =============  ===========
Net Profit  (loss)                         $ (599,423)   $(799,236)    25.00%         $ (816,292)   $(2,523,546)   67.65%
                                           ============  ==========                  =============  ===========
Per common share                           $    (0.34)   $   (0.60)    45.92%         $    (0.55)   $     (1.95)   73.85%
                                           ============  ==========                  =============  ===========
Weighted shares outstanding                 1,825,140    1,322,377                     1,568,756      1,293,949
                                           ============  ==========                  =============  ===========
EBITDA ANALYSIS

Net Profit (loss)                          $ (599,423)  $ (799,236)    25.00%          $ (816,292)  $(2,523,546)   67.65%
Interest expense                           $  194,837   $   26,878    624.89%          $  498,154   $   130,120   282.84%
Interest income                            $   (3,404)  $   (2,086)    63.18%          $  (10,066)  $   (21,347)   52.85%
Other Income (expense)                     $    1,725   $   (7,028)   124.54%          $ (312,703)  $    32,947 -1049.11%
Income tax expense                                      $    7,383   -100.00%          $   32,658   $    22,687    43.95%
Depreciation and Amortization              $  197,832   $  255,038    -22.43%          $  494,584   $   753,470   -34.36%
                                           ------------  ----------                  -------------  -----------
EBITDA                                     $ (208,433)  $ (519,051)    59.84%          $ (113,665)  $(1,605,669)  92.92%
                                           ============  ==========                  =============  ===========
Per common share (non GAAP measure)             (0.11)       (0.39)                         (0.07)        (1.24)
                                           ============  ==========                  =============  ===========


EBITDA excludes the following line items on the Company's statements of operations:
Depreciation and Amortization
Interest income and expenses
Other income and loss
Income tax expense

About Synergy Brands:

Synergy Brands is a holding company, which operates through three unique business segments that all utilize distribution and logistics. The businesses include PHS Group (also known as www.dealbynet.com), Gran Reserve Corporation
(GRC), and Proset Hair Systems (Proset). PHS operates the company's distribution business in the grocery and health beauty aids consumer markets (supra BtoB operation). Proset wholesale salon products to chain drug stores and GRC manages the company's online properties, which include www.CigarGold.com, www.BeautyBuys.com, www.cigarsaroundtheworld.com, and store.perx.com. The company also owns a 20% stake in Interline travel and tours (ITT), a travel company specializing in hotel and cruise sales solely to airline related employees. Information on ITT can be found at www.perx.com.

(*) FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE AND MUCH OF THE FINANCIAL FIGURES AND OTHER INFORMATION PRESENTED STATE AND REFLECT ASSUMPTIONS, EXPECTATIONS, PROJECTIONS, INTENTIONS AND/OR BELIEFS ABOUT EVENTS THAT ARE INTENDED AS "FORWARD LOOKING STATEMENTS" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN PARTICULAR THESE INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS REFLECTING EARNINGS, PROFIT AND LOSS OF THE COMPANY AND ASSOCIATED COSTS QUOTED HEREIN ON FIGURES EXPECTED TO BE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10KSB. ANY OR ALL OF THE COMPANY'S FORWARD-LOOKING STATEMENTS MAY TURN OUT TO BE WRONG. THEY CAN BE
EFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. FOR A DESCRIPTION OF MANY OF THESE RISK AND UNCERTAINTIES PLEASE REFER TO THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (WWW.SEC.GOV), INCLUDING FORMS 10KSB AND 10QSB. IN PARTICULAR BUT NOT TO THE EXCLUSION OF OTHER RISKS AND UNCERTAINTIES, THE PROJECTIONS IN THIS RELEASE ARE BASED UPON ASSUMPTIONS ON APPLICABILITY OF CERTAIN ACCOUNTING REGULATIONS BELIEVED APPLICABLE BY THE COMPANY. EBITDA IS NOT REPORTED IN ACCORDANCE TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) AND SHOULD NOT BE RELIED UPON AS SUCH.EBITDA EXCLUDES INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND OTHER INCOME AND EXPENSES. THE COMPANY PLANS ON FILING ITS 10QSB BY NOVEMBER 14, 2003. THE INFORMATION THAT WILL BE REPORTED UNDER THAT FILING WILL HAVE THE REVIWED FINANCIAL STATEMENTS UNDER GAAP AS WELL AS ALL OTHER SEC REQUIREMENTS. THIS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY.

Contact: Bev Jedynak
                  Martin E. Janis & Company, Inc.
                  312-943-1100 ext. 12
                  b.jedynak-janispr@att.net